UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2011

DYNAMIC VENTURES CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8776 E Shea Blvd. Suite B3A-615 Scottsdale, AZ 85260 (Address of principal executive offices)

(480) 968-0207
(Registrant’s Telephone Number)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue
San Diego, CA 92101
Phone: 619.688.1116
Fax: 619.688.1517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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DYNAMIC VENTURES CORP.
Form 8-K
Current Report

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2011, Dynamic Ventures Corp., a Delaware Corporation (“Company”), Bundled Builders Solutions, Inc., a Delaware corporation (“Guarantor”) entered into an Agreement (the “Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (the “Buyer”).  The Agreement called for the Buyer to purchase from the Company up to One Million Dollars of senior secured redeemable debentures.  Five Hundred Thousand ($500,000.00) were purchased on August 31, 2011 and Five Hundred Thousand Dollars ($500,000.00) will be purchased at a later date. The proceeds will be used for operating capital to continue our expansion of the North Dakota Market and further the progress of current projects under development.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, reference is made to such agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                        CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01 above, the Debenture was issued by the Company in order to raise funds for operating capital.

ITEM 5.02                      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS APPOINTMENT OF PRINCIPLE OFFICERS.

On August 30, 2011 Larry Luke was appointed to the Board of Directors of Company.

The biography for Mr. Luke is set forth below:

Laurence M. Luke- Mr. Luke graduated from law school, cum laude, and went on to achieve a master of laws in taxation. He was the founder of the firm Harrison, Nash and Luke in Birmingham, Michigan which during the ensuing 25 years grew to firm of forty professionals of which he acted as President. The primary focus of his practice was corporate acquisitions and divestitures and the tax issues attendant thereto. During his legal career Larry became a private investor and operator of businesses in the metal forming, plastics forming, metal die casting, materials handling and waste recycling industries. After a serious, but successful, battle with leukemia Larry retired from the active practice of law and ran a family office for a very high net worth family, acting both as General Counsel and as President. During his tenure there he managed the acquisition of operating businesses in the metal forming and electronics industries. Ultimately he moved to the sunshine of Arizona and formed his own private equity company investing in three businesses of which two have been sold and one remains operating awaiting the revival of the housing market. Larry serves on several corporate and philanthropic boards and has attended a number of National Association of Corporate Directors’ seminars on Board Excellence.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Dated: September 2, 2011	By:	/s/ Paul Kalkbrenner
Paul Kalkbrenner
Chief Executive Officer and President

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